Calculation of Filing Fee Tables
S-3
XBP Global Holdings, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, $0.0001 par value per share	Other	2,275,245	$ 2.95	$ 6,711,972.75	0.0001381	$ 926.92
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 6,711,972.75		$ 926.92
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 926.92
Offering Note
[1]	(1) The shares of the Registrant's common stock, $0.0001 par value per share (the "Common Stock") will be offered for resale by the selling stockholders pursuant to the prospectus contained herein. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers any additional number of shares of Common Stock issuable upon stock splits, stock dividends, or other distribution, recapitalization or similar events with respect to the shares of Common Stock being registered pursuant to this registration statement. (2) This registration statement registers the resale of up to 2,275,245 shares of Common Stock that may be offered and sold from time to time in one or more offerings by the selling stockholders identified therein. (3) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the high ($3.00) and low ($2.9001) prices per share of the Common Stock as reported on the Nasdaq Capital Market on September 16, 2026 (such date being within five business days prior to the date of filing).

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date